                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN BUSINESS PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------
     (5)  Total fee paid:
          ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:
     --------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------------
     (3)  Filing Party:
          ---------------------------------------------------------------------
     (4)  Date Filed:
          ---------------------------------------------------------------------

(LOGO)
                                                AMERICAN BUSINESS PRODUCTS, INC.
                                   POST OFFICE BOX 105684 ATLANTA, GEORGIA 30348
                                                                  (770) 953-8300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997

     NOTICE HEREBY IS GIVEN that the 1997 Annual Meeting of Shareholders of American Business Products, Inc. (the "Company") will be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, April 23, 1997 at 11:00 a.m., Atlanta time, for the purpose of considering and voting upon:

          1. A proposal to elect three directors of the Company.


          2. A proposal to approve an amendment to the Company's Bylaws to provide indemnification of the Company's directors and officers to the fullest extent permitted under the laws of the State of Georgia.



          3. A proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.



          4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.


     Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 4, 1997 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors

                                           /s/ Dawn M. Gray
                                           DAWN M. GRAY
                                           Secretary

Atlanta, Georgia

March 25, 1997



     PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. THE PROMPT RETURN OF PROXY CARDS WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                        AMERICAN BUSINESS PRODUCTS, INC.
                             2100 RIVEREDGE PARKWAY
                                   SUITE 1200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997

     This Proxy Statement is furnished to the shareholders of American Business Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Wednesday, April 23, 1997 at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, at 11:00 a.m., Atlanta time.


     The approximate date on which this Proxy Statement and the enclosed form(s) of proxy card are first being sent or given to shareholders is March 25, 1997.


                                     VOTING

GENERAL


     The securities that can be voted at the Annual Meeting consist of the Common Stock of the Company, $2.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 4, 1997. On the record date, 16,408,617 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.


QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

     In voting with regard to the proposal to provide indemnification to the Company's directors and officers to the fullest extent permitted under the laws of the State of Georgia (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law and is a majority of the votes entitled to be cast; provided, however, that shares owned or voted under the control of a director who at the time of the vote does not qualify as a disinterested director(1) with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. Under Georgia law, abstentions will have the same effect as a vote against the proposal.



     In voting with regard to the proposal to ratify the appointment of independent auditors (Proposal 3), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.


     Under the rules of the New York Stock Exchange (the "Exchange") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

PROXIES FOR HOLDERS OF COMMON STOCK


     Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. If the proxy is completed properly and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. IF THE PROXY IS PROPERLY EXECUTED AND RETURNED BUT WITHOUT INSTRUCTIONS FOR VOTING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. Any shareholder who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Secretary of the Company, or by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person; provided, however, that under the rules of the Exchange, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchange. The Board of Directors of the Company does not know of any business to be brought before the Annual Meeting other than that described herein, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.


PROXIES FOR PARTICIPANTS IN EMPLOYEE BENEFIT PLANS

     Separate proxy cards are being transmitted to all persons who have shares of Common Stock attributable to their accounts as participants or beneficiaries under the American Business Products, Inc. Profit Sharing Retirement Plan (the "Profit Sharing Plan") and the American Business Products, Inc. Employee Savings Plan (the "Employee Savings Plan"). These proxy cards appoint the respective Trustees for the Profit Sharing Plan and the Employee Savings Plan to vote the shares held for the accounts of the participants or their

---------------


(1) Under Georgia law, "disinterested director" means a director who at the time of a vote is not (a) a party to a proceeding or (b) an individual who is a party to a proceeding having a familial, financial, professional or employment relationship with another director whose indemnification or advance for expenses would be covered by the authorization, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the authorization.

beneficiaries in the Profit Sharing Plan and the Employee Savings Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE PROFIT SHARING PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE PROFIT SHARING PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN AS THE TRUSTEES DEEM PROPER IN THEIR BEST JUDGMENT. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE EMPLOYEE SAVINGS PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE EMPLOYEE SAVINGS PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN IN PROPORTION WITH THE VOTES CAST BY THE PARTICIPANTS OR BENEFICIARIES IN THE EMPLOYEE SAVINGS PLAN WHO PROPERLY EXECUTED AND DELIVERED PROXY CARDS TO THE TRUSTEES.


     Any Profit Sharing Plan or Employee Savings Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by giving written notice to the respective Trustees or by executing and delivering to the Trustees a duly executed proxy card bearing a later date. Under the terms of the Profit Sharing Plan and the Employee Savings Plan, only the Trustees of such plans can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.


     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone, facsimile or telegraph. All expenses incurred in connection with the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms, nominees, custodians, fiduciaries and others for forwarding solicitation materials to beneficial owners of Common Stock.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of December 31, 1996 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each executive officer named in the Summary Compensation Table herein and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons.


                                                               NUMBER OF SHARES           PERCENT OF
NAME                                                         BENEFICIALLY OWNED(1)          CLASS
----                                                         ---------------------        ----------
Curtis Investment Company, LP..............................        3,692,112(2)             22.5%
Lonnie C. Baxter...........................................          281,744(2)(3)           1.7
American Business Products, Inc.
  Profit Sharing Retirement Plan...........................        1,213,770(4)              7.4
R.W. Gundeck...............................................           19,342(5)              *
T. R. Carmody..............................................           91,355(5)              *
Richard G. Smith...........................................                0                 *
R. A. LeFeber..............................................           17,581(5)              *
M.C. Deniken...............................................            1,182(5)              *
All directors and executive officers of the Company as a
  group (16 persons).......................................          501,854(6)              3.0%


---------------

 * Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) The stock ownership information shown above and in "Proposal 1 -- Election of Directors -- Information Regarding Nominees and Directors" is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of Common Stock of the Company which may be acquired within 60 days upon the exercise of outstanding stock options. The named persons have sole voting and investment power with regard to the shares shown as owned by such persons except as otherwise indicated.

(2) Curtis Investment Company, LP ("CIC") is a limited partnership of which Ms. Lonnie C. Baxter is the managing general partner. As managing general partner, Ms. Baxter has sole voting and investment power for all of the shares owned by CIC, although Ms. Baxter's proportionate interest in CIC is less than 10%. Therefore, Ms. Baxter is deemed to be the indirect beneficial owner of the 3,692,112 shares owned by CIC. The address of CIC is 2100 RiverEdge Parkway, Suite 1200, Atlanta, GA 30328.

(3) The shares shown include 132,990 shares owned by Lonnie C. Baxter; 157 shares allocated to the account of Ms. Baxter under the Profit Sharing Plan; 6 shares allocated to the account of Ms. Baxter under the Employee Savings Plan; 83,556 shares that Ms. Baxter votes as trustee of certain family trusts or as custodian for certain family members and as to which she disclaims any beneficial ownership; 2,250 shares which Ms. Baxter votes as Chairperson of the Arcadia Wildlife Preserve and as to which she disclaims any beneficial ownership; 41,692 shares owned by the Residuary Trust Under the Will of Richard B. Curtis for which Ms. Baxter shares voting and investment power with Richard B. Curtis, Jr. and SunTrust Bank, Atlanta and as to which she disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which Ms. Baxter shares voting and investment power. The shares shown do not include 3,692,112 shares owned by CIC of which Ms. Baxter is deemed to be the indirect beneficial owner as described in footnote (2). Ms. Baxter is the sister of Henry Curtis VII, a current director and the Vice President of Administration of the Company. Ms. Baxter's address is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.


(4) The Profit Sharing Plan directs that the Stock Bonus Accounts, and all undistributed income accruing thereon, held in the Trust Fund established under the Plan be invested by the Trustees primarily in shares of the Company's Common Stock. The participants have no power to direct the investment of the Stock Bonus Accounts. Therefore, the Trustees of the Plan are deemed to have investment power with respect to the shares held by the Plan. As a result, the Plan is deemed to be the beneficial owner of the shares held by it and each of the Trustees is deemed to be the indirect beneficial owner of the shares held by the Plan. The Trustees of the Plan are R. W. Gundeck, T. R. Carmody, Henry Curtis VII and Robert G. Baker. The address of the Plan is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.



(5) With regard to the beneficial ownership of shares of Common Stock by Messrs. Gundeck and Carmody, see Note (1) on page 7 hereof; with regard to Mr. LeFeber, the shares shown include 4,046 shares owned jointly with his wife, 6,008 shares which Mr. LeFeber may acquire upon the exercise of stock options, 5,527 shares allocated to his account under the Profit Sharing Plan and 2,000 shares owned by his spouse for which Mr. LeFeber disclaims any beneficial ownership; and with regard to Mr. Deniken, the shares shown include 1,167 shares allocated to his account under the Profit Sharing Plan and 15 shares allocated to his account under the Employee Savings Plan.


(6) The shares shown include 80,670 shares which may be acquired by certain directors and executive officers pursuant to the exercise of stock options; 4,360 shares owned by the spouses of certain directors and executive officers for which the respective persons disclaim beneficial ownership; 57,193 shares owned jointly by certain directors and executive officers with their spouses; 79,507 shares voted by a director as trustee and as to which he disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which a director shares voting and investment power; and 33,086 shares allocated to the accounts of the directors and executive officers under the Profit Sharing Plan and 78 shares allocated to executive officers under the Employee Savings Plan. The shares shown do not include 1,180,684 shares for which Messrs. Gundeck, Carmody and Curtis share investment power as three of the four co-trustees of the Profit Sharing Plan and for which they disclaim beneficial ownership.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than fifteen persons and that the number of directors shall be determined from time to time by the Board of Directors. The Articles of Incorporation of the Company further provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years or until their successors are elected and qualified.


     Mr. Rex A. McClelland, whose term expires at the Annual Meeting, has decided not to stand for reelection. As a result, at its February 12, 1997 meeting, the Board reduced the number of Directors to 11 and the class of Directors to serve until the 2000 Annual Meeting to three, effective as of April 23, 1997.


     The Board of Directors has nominated F. Duane Ackerman, Thomas F. Keller and Daniel W. McGlaughlin to stand for election as directors at the Annual Meeting. Each of them presently is a member of the Board of Directors whose term is scheduled to expire at the Annual Meeting. Each nominee has consented to serve as a director if elected. If elected by the shareholders, Messrs. F. Duane Ackerman, Thomas F. Keller and Daniel W. McGlaughlin will serve a three-year term which will expire at the time of the 2000 Annual Meeting of Shareholders or at the time their successors are elected and qualified.

     If any of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates or by resolution reduce the authorized number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT F. DUANE ACKERMAN, THOMAS F. KELLER AND DANIEL W. MCGLAUGHLIN AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below is certain information as of December 31, 1996 regarding the three nominees for director and all current directors whose terms of office will continue after the Annual Meeting.

     PERSONS NOMINATED TO SERVE AS DIRECTORS UNTIL THE 2000 ANNUAL MEETING

     F. DUANE ACKERMAN was elected President and Chief Executive Officer of BellSouth Corporation effective January 1, 1997. He previously served as Vice Chairman and Chief Operating Officer of BellSouth Corporation from January 1995 until December 1996. He served as President and Chief Executive Officer of

BellSouth Telecommunications, Inc. from 1992 until 1994. From 1991 until 1992 he served as President and Chief Executive Operating Officer of BellSouth Telecommunications, Inc. and from March 1991 until November 1991 he served as its Vice Chairman and Group President. Mr. Ackerman previously served as Vice Chairman -- Finance & Administration of BellSouth Corporation from 1989 until 1991. Mr. Ackerman has been a director of the Company since 1993. Mr. Ackerman is also a director of BellSouth Corporation, Wachovia Bank of Georgia, N.A. and American Heritage Life Insurance Corporation. Mr. Ackerman is 54. He beneficially owns 4,191 shares of the Common Stock of the Company.*(2)

     THOMAS F. KELLER, Ph.D. has been R.J. Reynolds Professor of Business Administration at Duke University since 1974 and served as Dean of the Fuqua School of Business at Duke University from 1974 until his retirement on June 30, 1996. Mr. Keller has been a director of the Company since 1992. Dr. Keller is also a director of Ladd Furniture, Inc., Nations Funds, Inc., Nations Fund Portfolios, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., Hatteras Income Securities, Inc., Mebane Packaging Group, Mentor Fund Series Trust, Mentor Growth Fund, Cambridge Trust, DIMON International, Wendy's International, Inc., and Biogen, Inc. and a trustee of Nations Institutional Reserves and Nations Fund Trust. Dr. Keller is 65. He beneficially owns 4,341 shares of the Common Stock of the Company.*(2)


     DANIEL W. McGLAUGHLIN has been President and Chief Executive Officer of Equifax, Inc. since January 1, 1996 and has served as a director of Equifax since 1990. He joined Equifax in August 1989 as Senior Vice President, Information Technology and served as Executive Vice President from January 1991 until December 1992, and as President and Chief Operating Officer from January 1993 until December 1995. Mr. McGlaughlin is Chairman of The Georgia Industrial Fellowships for Teachers and Chairman of the Board of Trustees of the Atlanta Botanical Gardens. Mr. McGlaughlin has been a director of the Company since July 1996. Mr. McGlaughlin is also a director of Wachovia Corporation of Georgia and its subsidiary Wachovia Bank of Georgia, N.A., and the Atlanta United Way. Mr. McGlaughlin is 60. He beneficially owns 200 shares of the Common Stock of the Company.*


                DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING


     W. J. BIGGERS served as Chairman of the Board of the Company from 1983 until 1994, as President of the Company from 1973 until 1985 and as Chief Executive Officer of the Company from 1973 until 1988. Mr. Biggers retired as an officer of the Company in 1991 after having served with the Company or its predecessors since 1961. Mr. Biggers has been a director of the Company since 1968. Mr. Biggers is 68. He beneficially owns 89,500 shares of the Common Stock of the Company.*(1)



     HENRY CURTIS VII has been Vice President of Administration of the Company since April 1995. He served as Vice President of Administration and Sales Support of Curtis 1000 Inc. from 1992 until March 1995. He previously served as Director of Administration and Sales Support of Curtis 1000 Inc. from 1990 until 1992. Mr. Curtis served as Director of Employee Benefits of the Company from 1983 until 1990 and has held various positions with the Company and its wholly-owned subsidiaries, Curtis 1000 Inc. and Vanier Graphics Corporation, since 1971. He has been a director of the Company since 1989. Mr. Curtis is 48. He beneficially owns 233,390 shares (1.4%) of Common Stock of the Company.(1)



     C. DOUGLAS MILLER has been Chief Executive Officer and President of Norrell Corporation since October 1993. He joined Norrell Services, Inc., a subsidiary of Norrell Corporation, in 1979, and served as President and Chief Operating Officer of that company from 1990 until 1992. Mr. Miller serves as a director of Norrell Corporation. Mr. Miller has been a director of the Company since April 24, 1996. Mr. Miller is 55. He beneficially owns 200 shares of the Common Stock of the Company.*(1)

     G. HAROLD NORTHROP has been Vice Chairman of the Board of Trustees of the Ida Cason Callaway Foundation, a nonprofit foundation (the "Foundation"), since 1992 and Chairman of the Executive Committee of the Board of Trustees of the Foundation since 1991. He also has served as a Trustee of the Foundation and a director of Callaway Gardens Resort, Inc., which operates Callaway Gardens, a resort and convention center, since 1972. Mr. Northrop was President and Chief Executive Officer of the Foundation from 1972 until 1991 and was President and Chief Executive Officer of Callaway Gardens Resort, Inc. from 1972 until 1990. Mr. Northrop has been a director of the Company since 1986. He also is a director of SunTrust Bank of Columbus, Georgia and John H. Harland Company. Mr. Northrop is 61. He beneficially owns 6,803 shares of the Common Stock of the Company.*(2)

                DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING

     THOMAS R. CARMODY has been Chairman of the Board of Directors of the Company since April 1994 and served as Chief Executive Officer of the Company from 1988 until December 31, 1995. He previously served as President of the Company from 1985 until April 1994, as Executive Vice President of the Company from 1982 until 1985 and as Chief Operating Officer of the Company from 1982 until 1988. Mr. Carmody was employed by the Company or Curtis 1000 Inc., a wholly-owned subsidiary of the Company, from 1955 until his retirement on June 30, 1996. He has been a director of the Company since 1983. Mr. Carmody is 63. He beneficially owns 91,355 shares of the Common Stock of the Company.*(1)


     ROBERT W. GUNDECK has been Chief Executive Officer of the Company since January 1, 1996 and President of the Company since April 1994. He served as Chief Operating Officer of the Company from 1993 until December 31, 1995. He previously served as Executive Vice President of the Company from 1993 until April 1994 and as Vice President of Corporate Development of the Company from 1990 until 1993. From 1988 until 1990 Mr. Gundeck was Director of Acquisitions and Corporate Development of the Company. Mr. Gundeck has been a director of the Company since 1993. Mr. Gundeck is 53. He beneficially owns 19,342 shares of the Common Stock of the Company.*(1)



     HOLLIS L. HARRIS served as Chairman, President and Chief Executive Officer of Air Canada from January 1993 until his retirement on August 1, 1996. He previously served as Vice Chairman, President and Chief Executive Officer of Air Canada from February 1992 until December 1992. He was Chairman of the Board, President and Chief Executive Officer of Continental Airlines, Inc. and President and Chief Executive Officer of Continental Airlines Holdings, Inc. from 1990 until 1991. Mr. Harris served as President and Chief Operating Officer of Delta Air Lines, Inc. from 1987 until 1990. Mr. Harris has been a director of the Company since 1988. Mr. Harris is 65. He beneficially owns 730 shares of the Common Stock of the Company.*


     W. STELL HUIE has been Senior Counsel to the law firm of Long Aldridge Norman LLP, general counsel to the Company, since January 1995. He previously was a Senior Partner in Long Aldridge Norman LLP from 1984 until January 1995. He has been a practicing attorney since 1953. Mr. Huie has been a director of the Company since 1968. Mr. Huie is 66. He beneficially owns 25,397 shares of the Common Stock of the Company.*(1)(2)
---------------

  * Less than one percent of the outstanding shares of Common Stock of the Company.
(1) With regard to Mr. Biggers, the shares shown include 4,500 shares which Mr. Biggers may acquire upon the exercise of stock options, 15,545 shares allocated to his account under the Profit Sharing Plan and

     1,180 shares owned by Mr. Biggers' wife as to which he disclaims any beneficial ownership; with regard to Mr. Carmody, the shares shown include 51,347 shares owned jointly with his wife, 33,000 shares which Mr. Carmody may acquire upon the exercise of stock options, and 7,008 shares allocated to his account under the Profit Sharing Plan and do not include 1,206,762 shares for which he shares investment power as co-trustee of the Profit Sharing Plan and for which he disclaims any beneficial ownership; with regard to Mr. Curtis, the shares shown include 1,875 shares which Mr. Curtis may acquire upon the exercise of stock options, 1,380 shares allocated to Mr. Curtis' account under the Profit Sharing Plan, 16 shares allocated to Mr. Curtis' account under the Employee Savings Plan, 79,507 shares voted by him as trustee of certain family trusts and for which he disclaims any beneficial ownership, and 21,093 shares for which he shares voting and investment power as co-trustee of a family trust and for which he disclaims any beneficial ownership and do not include 1,212,390 shares for which he shares investment power as co-trustee of the Profit Sharing Plan and for which he disclaims any beneficial ownership; with regard to Mr. Gundeck, the shares shown include 1,800 shares owned jointly with his wife, 17,000 shares which Mr. Gundeck may acquire upon the exercise of stock options, 510 shares allocated to his account under the Profit Sharing Plan, and 32 shares allocated to his account under the Employee Savings Plan and do not include 1,213,260 shares for which he shares investment power as co-trustee of the Profit Sharing Plan and for which he disclaims any beneficial ownership; and with regard to Mr. Huie, the shares shown include 1,180 shares owned by Mr. Huie's wife for which Mr. Huie disclaims any beneficial ownership.


(2) With regard to each of Messrs. Ackerman, Huie, Keller and Northrop, the shares shown include 3,591 shares which he may acquire upon the exercise of stock options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Executive Committee, a Compensation and Nominating Committee (the "Compensation Committee"), an Audit Committee and a Director Affairs Committee. During the fiscal year ended December 31, 1996, the Board of Directors held five meetings, the Executive Committee held one meeting, the Compensation Committee held three meetings, the Audit Committee held three meetings and the Director Affairs Committee held two meetings. Attendance at meetings of the Board and its committees as a whole averaged 98%. Each director attended 75% or more of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors of which he was a member held during the period in the Company's 1996 fiscal year during which he served.



     The Executive Committee is composed of Messrs. Biggers (Chairman), Carmody, Curtis and Gundeck. This committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Articles of Incorporation or bylaws of the Company, forming, appointing initial members of or delegating responsibility to committees of the Board, filling vacancies on the Board of Directors or any of its committees, approving or proposing to the shareholders action that is required to be approved by the shareholders, or approving a plan of merger that does not require shareholder approval. The Executive Committee is also responsible for reviewing and advising the full Board on management succession issues, including making recommendations to the full Board with respect to selection of a new Chief Executive Officer and making recommendations to the Board with respect to director compensation. All actions of the Executive Committee are submitted for review and ratification by the full Board of Directors.



     The Compensation Committee is composed of Messrs. Northrop (Chairman), Ackerman, Harris and Miller. This committee is responsible for evaluating the performance of the Company's Chief Executive

Officer in the course of approving his salary, bonus and long-term incentives. The committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his performance against such goals. The committee reviews the performance of all of the other executive officers of the Company, recommends to the Board the amount and form of all compensation of executive officers of the Company and recommends to the Board nominees for election to the Board of Directors. The Compensation Committee will consider nominees for director recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Article III, Section 2 of the bylaws of the Company. See "Shareholder Proposals For 1997 Annual Meeting."


     The Audit Committee is composed of Messrs. Keller (Chairman), Huie, McClelland and McGlaughlin. This committee is responsible for the review and evaluation of the Company's internal controls and accounting procedures and for the review of audit reports with the Company's independent auditors. In addition, this committee makes recommendations to the Board of Directors concerning the appointment of independent auditors.

     The Director Affairs Committee is composed of Messrs. Northrop (Chairman), Ackerman, Harris and Miller. This committee is responsible for reviewing, at least annually, the effectiveness of the Board of Directors as a whole, including its corporate governance policies and practices, as well as the performance of each incumbent director, and reporting to the Board the results of its analysis and any recommendations. The Director Affairs Committee is also responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics, including age and diversity required of Board members in the context of the current make-up of the Board. The committee will also conduct an annual assessment of Board performance and discuss its findings with the full Board.

DIRECTOR COMPENSATION


     Nonemployee directors receive a quarterly retainer fee of $3,750 plus $1,100 for each meeting of the Board of Directors attended, and a nonemployee Chairman of the Board receives an additional fee of $500 for each meeting of the Board of Directors attended. In addition, under the American Business Products, Inc. 1993 Directors Stock Incentive Plan, effective as of October 1, 1993, and as amended December 11, 1996 (the "1993 Plan"), described below, as of the date of the annual shareholders meeting at the beginning of each year for which a nonemployee director is reelected or continues to serve as a director, he will receive a grant of 100 shares of restricted stock ("Restricted Stock"). Nonemployee directors who are members of the Executive Committee, the Compensation Committee, the Audit Committee or the Director Affairs Committee receive $750 for each committee meeting attended, and nonemployee Chairmen of these committees receive an additional fee of $500 for each committee meeting attended. Directors who are salaried employees of the Company or any of its subsidiaries do not receive fees for their services as directors. The Company also maintains two additional plans for directors: a deferred compensation plan, known as the "Deferred Compensation Plan for Directors", and another plan, in the nature of a retirement plan, known as the "Deferred Compensation Investment Plan (Directors)".


     DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Company maintains the Deferred Compensation Plan for Directors in which all directors of the Company are eligible to participate. If a director elects to participate, the director may elect to defer retainer fees, meeting fees or all fees otherwise payable to him for service on the Board of Directors. At the election of each participant, amounts deferred under the plan prior to April 1, 1994, are treated as if invested under either a "cash deferral program" or a "phantom stock program." Under the cash deferral program, the deferred fees are credited with deemed interest at a rate determined from time to time by a committee appointed by the Board of Directors of the Company. Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of Common Stock of the Company. A bookkeeping account is set up for the participant which is credited with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees at the time of deferral. The number of stock units credited to the participant is adjusted periodically to account for dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of Common Stock. All amounts deferred under the plan on or after April 1, 1994 are invested under the cash deferral program.

     Generally, a participant will receive payment of his benefit under the plan in quarterly installments over five years, in cash, beginning after he attains age 70 or, if later, after he retires or otherwise leaves the Board of Directors of the Company. The amount of each cash payment is determined, in the case of the cash deferral program, by the amount of fees deferred plus the interest accrued thereon or, in the case of the phantom stock program, by the number of stock units credited to the participant's account and the market value per share of the Company's Common Stock. If a participant dies before receiving full payment of his benefit under the plan, the remaining amount will be paid in a lump sum, in cash, to his beneficiary.


     None of the current executive officers of the Company named in the Summary Compensation Table who also are directors of the Company receive fees for services as a director, and therefore no amounts have been deferred for these individuals under the plan. Mr. Carmody received no fees for his services as a director prior to his retirement from employment with the Company on June 30, 1996; thereafter, he received fees for his services as a nonemployee director and Chairman of the Board. For the 1996 fiscal year $62,535, representing deemed interest at the rate of 10.56%, was credited pursuant to the cash deferral program under the plan and 208.67 stock units representing dividends on phantom stock units, were credited pursuant to the phantom stock program under the plan for the benefit of all current nonemployee directors participating in the plan as a group.



     DEFERRED COMPENSATION INVESTMENT PLAN (DIRECTORS). The Deferred Compensation Investment Plan (Directors) covers certain directors of the Company designated by the Board of Directors of the Company. Under the plan, each participant elected to defer some or all of his 1985 annual compensation for services as a director to be invested in the plan. The Company has invested the deferred funds in life insurance contracts. Under the plan, the Company may change its investment at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.



     A participant is fully vested in the amount of his benefit (i) if he remains on the Board to age 60, (ii) if prior to retirement he suffers total and permanent disability or dies, or (iii) upon a change in control of the Company. Upon retirement or other termination of service as a director after attaining age 60, a participant (or his beneficiary if he dies) generally will receive equal monthly payments, beginning at the later of age 70 or retirement, for a period of ten years. If a participant dies before retirement, the participant's beneficiary will receive equal monthly installments of the participant's benefit over a ten-year period. If a participant dies after payments commence, his benefit will be payable to his beneficiary for the remainder of the ten-year payment period. If a participant terminates his service on the Board prior to attaining age 60 for reasons other than death or disability or commits suicide within two years after becoming a participant, he or his beneficiary will receive a lump-sum payment of the amount of compensation he has deferred, plus interest compounded at an annual rate of 12%.

     In fiscal 1996, no amounts were paid under the plan to any current director; no amounts were deferred by any current director, and the Company incurred expense of $82,000 for all current and retired directors who participate in this plan.


     1993 DIRECTORS STOCK INCENTIVE PLAN. The 1993 Plan provides for the granting of Stock Rights (as defined below) to directors who are not otherwise compensated employees of the Company or its subsidiaries. Ten directors currently are eligible to participate in the 1993 Plan. The 1993 Plan is administered by those members of the Executive Committee of the Company who are not eligible to participate in the 1993 Plan (the "Committee"). The Committee has full authority to, among other things, determine the terms and provisions of the instruments by which grants of nonqualified stock options ("Options") and awards of Restricted Stock (collectively, "Stock Rights") are evidenced.

     The 1993 Plan provides that the Committee may grant Stock Rights with respect to a maximum of 225,000 shares of Common Stock. Shares underlying any Option granted under the 1993 Plan that expires or terminates without having been fully exercised may be added to the Common Stock otherwise available for grants of Stock Rights under the 1993 Plan.

     An eligible director may elect to receive an Option to purchase Common Stock of the Company in lieu of all or a portion of his director's retainer fee. The option price of each share of Common Stock underlying an Option is one-half of the fair market value of a share of Common Stock on the date the Option is granted. The term of any Option granted under the 1993 Plan commences on the date the Option is granted and expires three months following the tenth anniversary of the date the Option is granted. Generally, no Option may be exercised for at least 12 months after the date of grant and no option will be exercisable unless the optionee has been a director of the Company since the date of grant and is a director on the date of exercise. Upon a change of control of the Company, however, all Options become immediately exercisable for the full number of shares subject to the Option. Upon exercise of an Option, payment must be made in full in cash or in shares of Common Stock already owned by the director or in a combination of cash and shares. Payment must equal the option price of the shares subject to the Option being exercised multiplied by the number of shares being purchased. Options granted under the 1993 Plan are not assignable except at death.

     Eligible directors under the 1993 Plan will receive an award or awards of Restricted Stock which will provide the recipient with immediate rights of ownership in the shares of Common Stock underlying the award. Awards are subject to conditions and restrictions as specified by the Committee. Each eligible director will receive Restricted Stock as follows: (i) upon an eligible director's initial election to the Board, an individual receives 200 shares of Restricted Stock; (ii) as of the date of the annual shareholders meeting which follows an employee director's (i.e., an ineligible director) retirement as an employee of the Company and continuance in his role as a director (therefore becoming an eligible director), an individual receives 200 shares of Restricted Stock; and (iii) at the beginning of each year for which an eligible director is reelected or continues to serve as a director of the Company, an individual receives 100 shares of Restricted Stock. No director will receive more than 2,000 shares of Restricted Stock. Generally, a recipient of Restricted Stock granted prior to January 1, 1997, will become vested and will obtain a nonforfeitable interest in the Restricted Stock three years after the date of grant. A recipient's interest in Restricted Stock granted after January 1, 1997 generally will become vested and nonforfeitable one year after the date of grant. The three-year or one-year period, as the case may be, will be waived and the recipient will be fully vested in the Restricted Stock in the event of the disability, retirement, or death of the recipient or his ceasing to serve as director for any reason. Recipients of awards of Restricted Stock will have the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Restricted Stock; however, recipients shall not have the right to transfer, sell or assign the Restricted Stock until the lapse of the restrictions.


     The Board of Directors may terminate the 1993 Plan in whole or in part in the event the Board determines that the 1993 Plan is not in the best interest of the Company or its shareholders for any reason. However, no termination will affect the rights of any Optionee who has outstanding Stock Rights without the consent of the Optionee.



     During the fiscal year ended December 31, 1996, the Committee granted Options to purchase 1,348 shares of Common Stock at an option price of $11.125 per share to each of the following directors of the Company: Messrs. Ackerman, Huie, Keller, McClelland and Northrop. During the fiscal year ended December 31, 1996, the Committee awarded 100 shares of Restricted Stock to each of Messrs. Biggers and Northrop and 200 shares of Restricted Stock to each of Messrs. McGlaughlin and Miller.


                             EXECUTIVE COMPENSATION


     Table 1 summarizes by various categories, for the fiscal years ended December 31, 1996, 1995 and 1994, the total compensation earned by (i) the Chief Executive Officer of the Company, (ii) each of the three most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1996 and whose salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000, and (iii) a retired executive officer of the Company who would have qualified as one of the four most highly compensated executive officers of the Company if he had been serving as an executive officer of the Company at December 31, 1996 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Compensation and Nominating Committee in recommending the compensation of the Chief Executive Officer of the Company and, generally, the other executive officers of the Company, see "Compensation and Nominating Committee Report on Executive Compensation " below.


                      TABLE 1: SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                                               SECURITIES
                                                 ANNUAL COMPENSATION           UNDERLYING     ALL OTHER
                                          ---------------------------------     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR   SALARY($)(1)   BONUS($)(2)       (#)           ($)(3)
---------------------------               ----   ------------   -----------   ------------   ------------
R.W. Gundeck(4)(5)......................  1996     400,000        200,000        58,000          42,852
  President and                           1995     295,000        295,000        32,600          32,207
  Chief Executive Officer                 1994     237,500        122,500         4,000          20,805
T.R. Carmody(4).........................  1996     237,500              0             0         878,026
  Chairman                                1995     435,000        478,500        15,000         198,129
                                          1994     385,000        231,000         8,000         239,568
R.G. Smith(6)...........................  1996     200,000         75,000         5,000               0
  Vice President Finance                  1995      58,333              0            --               0
  and Chief Financial Officer
R.A. LeFeber(4).........................  1996     127,000         25,000         1,500          67,529
  Vice President of Investor              1995     121,000         48,400         2,183         102,862
  Relations and Communications            1994     115,000         43,125         1,000          91,193
M.C. Deniken(7).........................  1996      88,000         18,000         1,000           6,381
  Treasurer and Chief Accounting Officer  1995      72,300         15,000             0           5,607

---------------

(1) Includes before-tax contributions made to the Employee Savings Plan during fiscal 1996 by Messrs. Gundeck and Deniken.


(2) Reflects cash bonus awards earned during the respective fiscal years for the achievement of performance criteria pursuant to the Annual Management Incentive Bonus Plan. (See "Compensation and Nominating Committee Report on Executive Compensation -- Executive Officer Compensation.")



(3) All Other Compensation earned during fiscal 1996 includes the following: (i) Company contributions to the Profit Sharing Plan: Mr. Gundeck -- $7,950; Mr. Carmody -- $7,950; Mr. LeFeber -- $7,950 and Mr. Deniken -- $5,501;
     (ii) Company contributions to the Employee Savings Plan: Mr. Gundeck -- $1,500 and Mr. Deniken -- $880; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr.
     Carmody -- $1,310 and Mr. LeFeber -- $973; (iv) Company contributions to the American Business Products, Inc. Executive Retirement Plan: Mr.
     Gundeck -- $3,330; (v) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Gundeck -- $30,072; Mr. Carmody -- $32,166; and Mr. LeFeber -- $1,606; (vi) the cash surrender value of a life insurance policy transferred to Mr. Carmody on September 9, 1996 -- $675,600; (vii) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $39,000 and Mr. LeFeber -- $26,000; and (viii) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $122,000 and Mr. LeFeber -- $31,000.



     All Other Compensation earned during fiscal 1995 includes the following (i) Company contributions to the Profit Sharing Plan: Mr. Gundeck -- $10,125; Mr. Carmody -- $10,125; Mr. LeFeber -- $10,125; and Mr. Deniken -- $5,245;
     (ii) Company contributions to the Employee Savings Plan: Mr. Gundeck -- $750 and Mr. Deniken -- $362; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr.
     Carmody -- $3,492 and Mr. LeFeber -- $1,116; (iv) Company contributions to the American Business Products, Inc. Executive Retirement Plan: Mr.
     Gundeck -- $3,330; (v) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Gundeck -- $18,002; Mr. Carmody -- $35,512; and Mr. LeFeber -- $621; (vi) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $36,000 and Mr. LeFeber -- $24,000; and (viii) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $113,000 and Mr. LeFeber -- $67,000.



     All Other Compensation earned during fiscal 1994 includes the following:
     (i) Company contributions to the Profit Sharing Plan: Mr.
     Gundeck -- $9,375; Mr. Carmody -- $9,375; and Mr. LeFeber -- $8,125; (ii)
     premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers; Mr. Carmody -- $3,124 and Mr. LeFeber -- $1,068; (iii) Company contributions to the American Business Products, Inc. Executive Retirement Plan; Mr. Gundeck -- $3,330; (iv) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Gundeck -- $8,100 and Mr. Carmody -- $19,069; (v) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $33,000 and Mr. LeFeber -- $22,000; and (vi) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $175,000 and Mr. LeFeber -- $60,000.

(4) Mr. Gundeck was elected as Chief Executive Officer effective January 1, 1996, replacing Mr. Carmody who continues to serve as Chairman of the Board of the Company. Mr. Carmody retired from his employment with the Company effective June 30, 1996.

(5) Salary includes before-tax contributions by Mr. Gundeck to the American Business Products, Inc. Special Nonqualified Deferred Compensation Plan.

(6) Mr. Smith began employment with the Company on September 11, 1995, as Vice President of Corporate Development. He became Vice President Finance and Chief Financial Officer of the Company on January 1, 1996.

(7) Mr. Deniken became Treasurer and Chief Accounting Officer of the Company on October 1, 1995. Prior thereto he served as Controller of the Company.

OPTION GRANTS

    Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1996. Included in such information, in accordance with the rules and regulations of the Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                   TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZATION
                                                   INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                 -----------------------------------------------------      ANNUAL RATES OF
                                   NUMBER OF      % OF TOTAL                                  STOCK PRICE
                                  SECURITIES       OPTIONS      EXERCISE                   APPRECIATION FOR
                                  UNDERLYING      GRANTED TO     OR BASE                      OPTION TERM
                                    OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
NAME                             GRANTED(#)(1)   FISCAL YEAR    ($/SH)(2)    DATE(3)      5%($)       10%($)
----                             -------------   ------------   ---------   ----------   --------   ----------
R.W. Gundeck...................     58,000          36.35        $20.750      6/5/06      756,877    1,918,069
T.R. Carmody...................          0             --             --          --           --           --
R.G. Smith.....................      5,000           3.10        $20.750      6/5/06       65,248      165,351
R.A. LeFeber...................      1,500           0.90        $20.750      6/5/06       19,574       49,605
M.C. Deniken...................      1,000           0.60        $20.750      6/5/06       13,050       33,070

---------------

(1) The indicated number of options were granted to the named executive officers on June 5, 1996 pursuant to the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan"). Such options vest in increments, with 25% of the shares covered thereby becoming exercisable on the first anniversary of the date of grant, an additional 25% of the option shares becoming exercisable on each successive anniversary date, and full vesting occurring on the fourth anniversary date.


(2) The exercise price of an option may be paid in cash, by delivery of already owned shares of Common Stock of the Company or by a combination thereof, subject to certain conditions. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a reload option may be granted to the optionee. A reload option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an optionee who pays for the exercise of a reload option with shares of Common Stock of the Company. Pursuant to the terms of the 1991 Stock Incentive Plan, the administrative committee of the plan retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice options.



(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company.


OPTION EXERCISES


     Table 3 sets forth the number of shares of Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended December 31, 1996, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1996 and (ii) the respective values of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1996.


  TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                     VALUES

                                                                                FISCAL YEAR-END
                                                           ---------------------------------------------------------
                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               EXERCISES DURING YEAR                 OPTIONS                IN-THE-MONEY OPTIONS
                           -----------------------------      AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
R.W. Gundeck.............       1,800          $25,570       17,000         86,200        $134,550       $426,150
T.R. Carmody.............       6,000           62,750       33,000              0         270,125              0
R.G. Smith...............           0                0            0          5,000               0         21,875
R.A. LeFeber.............           0                0        6,008          3,975          55,953         28,059
M.C. Deniken.............           0          $     0            0          1,000        $      0       $  4,375

COMPENSATORY PLANS AND ARRANGEMENTS


     Set forth below is information regarding the Company's compensatory plans and arrangements under which the named executive officers have vested rights to receive future payments in an amount exceeding $100,000. With respect to the Supplemental Retirement Income Plan and the Executive Retirement Plan, Messrs. Gundeck, Smith, LeFeber and Deniken received no payments in fiscal 1996, and Mr. Carmody received no payments prior to his retirement on June 30, 1996. Therefore, no amounts attributable to payments under these plans are included in the Summary Compensation Table.



     EXECUTIVE RETIREMENT PLAN. In 1992, the Company adopted the American Business Products, Inc. Executive Retirement Plan (the "Executive Plan") for the benefit of a specified group of employees of the Company and its subsidiaries. The Executive Plan is a nonqualified defined contribution plan that permits eligible employees to defer compensation on an after-tax basis. The minimum annual deferral amount is $2,500. For each period for which an employee makes a contribution, the Company will contribute an amount equal to 45% of the employee's contribution amount which does not exceed 2.25% of his compensation for the period. Benefits under the Executive Plan are provided exclusively through insurance policies.


     Eligible employees include those employees of the Company or its subsidiaries who are actively employed at an open enrollment period and who have either (i) completed one year of employment and have compensation equal to or greater than $50,000, or (ii) completed five years of employment and have compensation equal to or greater than $40,000. For purposes of the Executive Plan, "compensation" generally includes taxable wages plus deferrals into Code
Section 401(k) or 125 plans. Open enrollment periods are established periodically by the administrative committee of the Executive Plan.

     Each employee's contributions (and the Company's contributions on behalf of such employee) are invested in split-dollar insurance policies issued by The Confederation Life Insurance Company ("Confederation") (unless the administrative committee determines to change the insurer). The Company retains ownership of the cash surrender value of each policy in an amount equal to the total of the Company's contributions toward the policy. In addition, the Company retains ownership of a portion of the death benefits of the policy equal to the lesser of the Company's contributions plus 6% interest or the total death benefit. If an employee terminates employment, the Company may cause the insurance company to surrender to the Company the amount of cash surrender value retained by the Company and then release the policy to the employee. Upon the employee's reaching age 65 or an earlier retirement date consented to by the administrative committee, the employee may borrow against or withdraw from the cash surrender value of the policy. Once the employee has withdrawn or borrowed the amount of his or her interest, the Company retains ownership of the policy. Distributions of cash surrender value to the employee will generally be made in monthly installments over a 15-year period. The calculation of amounts payable will be based on the insurance company's internal crediting rate applicable to the policy. The Executive Plan contains other specific provisions related to hardship withdrawals, loans and distributions from the policies.


     Confederation was placed in rehabilitation in August 1994. On October 23, 1996, a plan of rehabilitation was confirmed. The plan of rehabilitation provides for life insurance policies, such as the ones held by the Company, to be assumed by Pacific Mutual Life Insurance Company. The assumption is expected to be completed on May 31, 1997, but it is unclear whether policies, such as the ones held by the Company, will be liquid at that time. Mr. Gundeck is the only named executive officer who participates in the Executive Plan. Due to the status of the rehabilitation of Confederation, the value of Mr. Gundeck's benefit is uncertain.



     SUPPLEMENTAL RETIREMENT INCOME PLAN. The Supplemental Retirement Income Plan covers certain executives of the Company and its subsidiaries who are designated by the Board of Directors of the Company. Upon retirement, a vested participant generally will receive fixed monthly cash payments for life, with guaranteed payments to the participant or his beneficiary for a minimum of 15 years. Annual payments generally are equal to 50% of the highest annual compensation (base salary plus bonus) paid to the participant during the last three years in which the participant received his annual salary prior to reaching age 62, but amounts payable under the plan are subject to dollar limits set by the Board for each participant. Similar death benefits and disability benefits (with specified reductions) are payable beginning on the date of death or disability, respectively, if the participant dies prior to age 62 or becomes disabled. A participant is fully vested once (i) he attains age 62; (ii) the sum of his age and years of service equals or exceeds 75 years and he has attained at least age 60 while employed by the Company or any of its subsidiaries; (iii) if prior to retirement he dies or suffers total and permanent disability; (iv) if his employment is involuntarily terminated for a reason other than for cause; or (v) upon a change in control of the Company. A participant whose employment is voluntarily terminated between the ages of 55 and 60 is partially vested if the sum of his age and years of service exceeds 75. A participant terminated involuntarily for a reason other than for cause is treated as if he remains employed until his retirement (age 60 or 62, at the participant's election). Mr. LeFeber is vested in benefits of $50,000 per year under the plan. Mr. Carmody, who retired on June 30, 1996, is entitled to and is receiving benefits of $175,000 per year under the plan. Expenses incurred by the Company for the benefit of Mr. LeFeber and Mr. Carmody in fiscal 1996 were $31,000 and $122,000 respectively.

     DEFERRED COMPENSATION INVESTMENT PLAN (EXECUTIVES). The Deferred Compensation Investment Plan (Executives) covers certain key executives of the Company and its subsidiaries as designated by the Board of Directors of the Company. Under the plan, each participant elected to defer a specified amount of his 1985 annual compensation to be invested in the plan. The Company has invested the deferred funds in life insurance contracts. Under the plan, the Company may change its investments at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.


     A participant is fully vested in the amount of his benefit (i) once he attains age 60 while actively employed by the Company or any of its subsidiaries; (ii) if prior to retirement, once he suffers total and permanent disability or dies; or (iii) upon a change in control of the Company. A participant's benefit is payable for life after retirement; however, if a participant dies before actual retirement, the participant's beneficiary will receive equal monthly installments of the participant's benefit over a 15-year period and if a participant dies after payments commence, his benefit will be payable to his beneficiary for the remainder of the 15-year payment period. A participant may elect to begin receiving his vested benefit as early as age 60, but such benefit will be actuarially reduced for each month that payment begins before age 62. If a participant voluntarily terminates his employment between ages 55 and 60 for reasons other than death or disability, he will receive a lump-sum distribution equal to the amount of compensation he has deferred, plus interest accrued at the annual compound rate of 15%. If a participant commits suicide within two years after becoming a participant, goes into competition with the Company or voluntarily terminates his employment before attaining age 55, he or his beneficiary will receive a lump-sum distribution equal to the amount of his deferral, plus interest accrued at the annual compound rate of 12%. A participant whose employment is involuntarily terminated for a reason other than for cause will be 100% vested in his benefit, which will be payable at age 60 or 62 as if he retired or, at his election, in a single lump-sum payment with interest accrued at the annual compound rate of 15%. Mr. LeFeber is vested in the maximum benefit payable to him under the plan. Mr. Carmody, who retired on June 30, 1996, is entitled to and receiving his maximum benefit under the plan. Expenses incurred by the Company for the benefit of Mr. LeFeber and Mr. Carmody in fiscal 1996 were $26,000 and $39,000 respectively.



     SPECIAL NON-QUALIFIED DEFERRED COMPENSATION PLAN. The Special Non-Qualified Deferred Compensation Plan covers certain key executives and highly compensated employees of the Company. Under the plan, participants may elect to defer receipt of up to 90% of the cash compensation (including commission and bonuses) payable to him in a given year. The plan is unfunded. All deferrals are held on a participant's behalf by a grantor trust established for the plan and will be subject to the claims of the Company's general creditors in the event of insolvency of the Company prior to payment to plan participants or their beneficiaries. A participant is immediately vested in all deferrals, and all income and gain thereon is credited to his individual account. Each participant directs the investment of deferred funds held on his behalf.


     At the time of his deferral election, a participant elects the date on which and the form in which the deferrals will commence to be paid. Payments will be made in either a single lump sum or annual installments over a period elected by the participant up to 10 years. In the event of certain unforeseen emergencies, the plan administrator may, in its sole discretion, pay a participant a portion of his account. Upon termination of a participant's employment for any reason other than death and prior to age 59 1/2 , the participant's account will be paid to the participant in a single lump sum as soon as practicable following the date of termination. If a participant dies prior to the complete distribution of his account, the balance of the account will be paid as soon as practicable to the participant's designated beneficiary or beneficiaries in either a lump sum payment or annual installments, as elected by the participant. As soon as possible following a change of control of the Company as defined in the plan, each participant will be paid his account balance in a single lump sum. Amounts deferred by Mr. Gundeck pursuant to the plan are included in the Summary Compensation Table.

EMPLOYMENT AGREEMENT


     The Company has an employment agreement with Richard G. Smith, dated July 25, 1995, pursuant to which Mr. Smith serves as Vice President and Chief Financial Officer. Under the terms of the agreement, in the event Mr. Smith is involuntarily released from employment with the Company, not for cause, the Company is obligated to pay Mr. Smith an amount equal to 12 months' base salary.



COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     During the fiscal year ended December 31, 1996, the members of the Compensation Committee were Mr. Aderhold (Chairman until April 24, 1996), Mr. Northrop (member until April 24, 1996; Chairman thereafter), and Messrs. Ackerman, Harris and Miller (since April 24, 1996). None of them is or has ever been an officer or employee of the Company. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company's Compensation Committee. None of the members of the Compensation Committee engaged in transactions or had relationships requiring disclosure under Item 404 of Regulation S-K in the fiscal year ended December 31, 1996.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     Pursuant to the terms of a promissory note dated September 1, 1995 and amended as of February 23, 1996, the Company extended a bridge loan of $272,000 to Richard G. Smith, who was appointed Vice President of Finance and Chief Financial Officer of the Company effective January 1, 1996. The bridge loan was made in connection with Mr. Smith's employment by the Company and the transfer of Mr. Smith to Atlanta. Interest began to accrue on the unpaid principal as of March 1, 1996 at a rate of 8% annually. As of March 1, 1996, $225,000 was outstanding under the note. The principal of the loan, together with accrued interest, was paid in full on March 15, 1996. There were no other transactions or relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year ended December 31, 1996.



                  COMPENSATION AND NOMINATING COMMITTEE REPORT


                           ON EXECUTIVE COMPENSATION



     This report by the Compensation and Nominating Committee of the Board of Directors discusses the Compensation Committee's compensation objectives and policies applicable to the Company's executive officers. The report specifically reviews the Compensation Committee's guidelines in establishing the compensation of the Company's Chief Executive Officer, as reported in the Summary Compensation Table, and generally with respect to all executive officers. The Compensation Committee is composed entirely of independent, nonemployee directors, whose main focus is always the enhancement of shareholder value.


EXECUTIVE OFFICER COMPENSATION

     The Company's compensation programs for its executive officers are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Compensation Committee believes that this relationship is best implemented by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance. These components are base salary, short-term incentive compensation and long-term incentive compensation.


     BASE SALARIES. In setting base salaries for the executive officers, the Compensation Committee considers survey-derived data concerning compensation paid by other bonus-paying companies that are similar in size to the Company and that manufacture nondurable goods. While some of the companies identified in the stock performance graph peer group index are included in these surveys, the Compensation Committee believes its competitors for executive talent are also found outside of that group. As a matter of policy, base salaries are targeted at the 50th percentile of comparable companies. These targeted base salary levels provide the Compensation Committee a reference of competitive pay while allowing the Compensation Committee to approve base salaries slightly above or below the survey-derived pay on the basis of individual experience, performance and responsibilities. The performance of the executive officers is determined by the Chief Executive Officer's evaluation of how well each executive officer has fulfilled his responsibilities, taking into account actual performance as compared to the financial goals established for the Company and other goals established for his area of responsibility. The Compensation Committee annually reviews the survey methodology and, after considering the recommendations of the Chief Executive Officer, approves the base salaries for the executive officers.



     SHORT-TERM INCENTIVE COMPENSATION. Under the Company's Annual Management Incentive Bonus Plan (the "Bonus Plan"), the Company's executive officers and other key employees have the opportunity to earn annual performance bonuses. A threshold return of 9% on shareholders' equity must be achieved before any bonuses are earned regardless of other corporate, business unit or individual performance results.



     The bonuses paid for 1996 were based on achievements in the following areas: sales revenues, net income, margin, earnings per share, and attainment of predetermined individual and business unit goals. Financial measures account for approximately 75% of an executive's bonus opportunity, and the achievement of individual goals accounts for the remainder.


     In the Bonus Plan for 1996, the Compensation Committee established performance standards for each of the corporate financial goals at "acceptable," "target," and "maximum" levels. "Acceptable" (i.e., threshold) standards required 1996 results to at least equal and usually improve upon 1995 results in order for any bonus to be generated from performance in that area. Weighting of performance goals varied by individual executive, but income goals generally received the most emphasis. During 1996, the Compensation Committee approved adjustments to the original performance goals to reflect significant and unusual events such as restructuring and divestiture of a subsidiary.

     The annual performance goals for the Company and each executive officer are recommended at the beginning of the fiscal year by the Chief Executive Officer and approved by the Compensation Committee. If performance goals are met or exceeded, the Chief Executive Officer could earn from 5% to 100% of base salary. Other executives participating in the Bonus Plan could earn from 5% to 40% of base salary. Furthermore, the Compensation Committee has the discretion to increase the bonus amounts beyond the maximum range based on their determination of an individual's special contribution. Actual awards to all executive officers (except the Chief Executive Officer) in 1996 averaged 25.6% of base salary and are reflected in "Executive Compensation -- Table 1: Summary Compensation Table" for the named executive officers.

     Additionally, certain executive officers receive special bonuses in lieu of the contributions to the Profit Sharing Plan which would have been made but for limitations imposed by the Internal Revenue Service on the amount of earnings that may be considered for contributions. The special bonuses for these executive officers (excluding the Chief Executive Officer) totaled $33,772 for 1996 and are reflected in "Executive Compensation -- Table 1:
Summary Compensation Table" for the named executive officers.


     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation program is based on the 1991 Stock Incentive Plan. This program promotes ownership of the Company's Common Stock which, in turn, provides a common interest between the shareholders and executive officers of the Company. In establishing a long-term incentive compensation program, the Compensation Committee concluded that target long-term incentive compensation opportunities (primarily in the form of stock option grants) should be established and that compensation paid under the program should be directly linked to the performance of the Company (as reflected by increases in the price of its Common Stock) and the contribution of the individual thereto.



     Options usually are granted annually, have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The number of options granted to executive officers is based on a review of grant levels at comparable companies by the Compensation Committee, which is charged with administering the program. Stock options granted to the named executive officers during the fiscal year ended December 31, 1996 and year-end option values are reflected in "Executive Compensation -- Table 2: Option Grants in Last Fiscal Year" and "Executive Compensation -- Table 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values."


     Additionally, the 1991 Stock Incentive Plan provides for the grant of restricted stock awards to key employees at the discretion of the Compensation Committee, either in recognition of extraordinary performance or as a result of the achievement of preestablished performance goals for periods of at least three years. Other than the incentive program for the Chief Executive Officer to receive a grant of restricted stock described below, no grant or grants of restricted stock to executive officers were approved during 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Company's Chief Executive Officer is consistent with the compensation philosophy of the Company and is targeted at the 50th percentile of comparable companies. Mr. Gundeck was elected Chief Executive Officer effective January 1, 1996. In determining the size of the base salary component of Mr. Gundeck's compensation, the Compensation Committee considered competitive industry pay practices, the Company's performance and Mr. Gundeck's contribution to that performance while serving as President and Chief Operating Officer. On the basis of this marketplace review and Mr. Gundeck's prior performance as President and Chief Operating Officer, the Compensation Committee approved a base salary of $400,000 for fiscal 1996. This salary intentionally was set at a level slightly below the 50th percentile of comparable companies.

     In addition to his base salary, Mr. Gundeck is eligible to receive annual incentive compensation pursuant to the Bonus Plan. Annual goals for Mr. Gundeck are established by the Compensation Committee at the beginning of each fiscal year and are based on the same factors considered for all other executive officers. The annual bonus award has a significant effect on Mr. Gundeck's total annual compensation. In fiscal 1996, the Company's financial achievements resulted in a cash bonus award for Mr. Gundeck equal to 50% of his base salary. (See "Executive Compensation -- Table 1: Summary Compensation Table.") Mr. Gundeck's annual bonus award reflects the Company's results in fiscal 1996 under Mr. Gundeck's leadership.

     Mr. Gundeck also received a special bonus of $30,072 in lieu of the contributions to the Profit Sharing Plan which would have been made but for limitations imposed by the Internal Revenue Service on the amount of earnings that may be considered for contributions.

     Mr. Gundeck also is entitled to receive long-term incentive compensation pursuant to the 1991 Stock Incentive Plan. The Compensation Committee, in its sole discretion, determines the amount of any award to be granted to Mr. Gundeck. For fiscal 1996, Mr. Gundeck was granted a stock option pursuant to the 1991 Stock Incentive Plan to purchase 58,000 shares of Common Stock of the Company. (See "Executive Compensation -- Table 2: Option Grants in Last Fiscal Year.")

     In addition, the Compensation Committee approved an incentive program under which Mr. Gundeck has the opportunity, subject to certain conditions set forth in the 1991 Stock Incentive Plan, to receive a grant of restricted stock at the end of the four-year performance period from 1996 through 1999. The grant of the restricted stock is conditioned upon the achievement of specified levels of stock appreciation over the performance period. Performance will be measured as the change in annual stock price from the year immediately preceding the performance cycle (i.e., 1995) to the last year of the performance cycle. The stock price used for determining annual averages will be the closing sale price on each business day during a year.

     The number of shares to be granted to Mr. Gundeck at the end of the performance period will be determined by the level of appreciation in the Company's stock price over the performance period. A grant of 13,200 shares (the target number of shares) will be made if the targeted level of stock price appreciation is achieved. If the targeted level of performance is not met but a threshold level of performance is achieved, 4,400 shares (33% of the target award) will be granted. If a maximum level of performance is achieved or exceeded, 22,000 shares (167% of the target award) will be granted. If the threshold level of performance is not achieved, no restricted stock will be granted. Any shares granted at the end of the performance period will be restricted as to sale or transfer and subject to forfeiture for an additional two years.


     Both the number of stock options granted and the size of the restricted stock opportunity were based on a compensation study regarding comparable companies in the industry. It is the Compensation Committee's intention that 75% of Mr. Gundeck's total long-term incentive compensation program will consist of annual stock option grants and that the remaining 25% will consist of performance-contingent stock awards made every four years. (See "Executive Compensation -- Table 1: Summary Compensation Table" and "Executive
Compensation -- Table 2: Option Grants in Last Fiscal Year.")


     The Compensation Committee believes the total compensation program for Mr. Gundeck is competitive with that provided by comparable companies, is commensurate with the responsibilities of his office, provides appropriate incentive opportunities and reflects both the Company's performance and his personal contributions to the Company's performance.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE
COMPENSATION

     It is the responsibility of the Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to these companies beginning in 1995. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by the Company. Given the Company's current level of executive compensation, the Compensation Committee will monitor this situation and will take appropriate action if it is warranted.

     Compensation and Nominating Committee: G. Harold Northrop (Chairman), F. Duane Ackerman, Hollis L. Harris and C. Douglas Miller.


                            STOCK PERFORMANCE GRAPH


     The following line graph compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and in a peer group index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, THE S&P 500 INDEX AND A PEER GROUP INDEX

         MEASUREMENT PERIOD                AMERICAN          S&P 500          PEER GROUP
        (FISCAL YEAR COVERED)              BUSINESS           INDEX
                                        PRODUCTS, INC.
12/31/91                                            100               100               100
12/31/92                                            105               108               100
12/31/93                                             97               118               127
12/31/94                                             90               120               127
12/31/95                                            178               165               167
12/31/96                                            161               203               212

Assumes $100 invested on December 31, 1991 in the Company's Common Stock, the S&P 500 Index, and the peer group index and also assumes dividend reinvestment. The peer group index is composed of the following companies: Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company ("Reynolds"), The Standard Register Company and Wallace Computer Services, Inc. Duplex Products, Inc., which was acquired by Reynolds, is no longer included in the peer group.

                   PROPOSAL 2 -- APPROVAL OF BYLAW AMENDMENT


     The Board of Directors of the Company has approved, and recommends to the shareholders for their approval, an amendment of Article VI, Section 2 of the Company's bylaws concerning indemnification of directors and officers of the Company.


BACKGROUND


     Article 8 of the Georgia Business Corporation Code (the "Code") relating to a Georgia corporation's indemnification of its directors for the losses and other expenses of legal proceedings brought against them by virtue of having been directors was amended, effective July 1, 1996, to change the standards for indemnification of directors when acting in their official capacity, to limit the obligation of a corporation to indemnify a director who has not been wholly successful in a proceeding, to specify procedures for authorizing advances of funds during litigation, to change the permissible procedures for authorization of indemnification by boards of directors, to limit the power of directors interested in a pending or threatened proceeding at the time of a shareholder vote from voting their shares in favor of shareholder authorized indemnification, and to effect certain technical changes and clarifications. Under the former Code provision, a board was permitted to indemnify a director if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation. Under the revised Code, a corporation may indemnify a director of the corporation for expenses and other losses incurred in connection with litigation and other proceedings if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. However, the Code limits indemnification available to directors in derivative proceedings. Under the former Code, a corporation could not indemnify a director in connection with a derivative action in which the director was determined to be liable to the corporation unless a court determined that, under the circumstances, the director was entitled to indemnity for expenses the court deemed proper. Under the revised Code, a corporation may not indemnify a director (i) in connection with a derivative action, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.


     Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as if he were a director.


     The board of directors of a corporation, without shareholder approval, may, within the Code limitations, grant expanded indemnification rights to officers of the corporation. Officers may be indemnified to such further extent as may be provided by the corporation's articles of incorporation, bylaws, a Board resolution or contract, except for liability arising out of conduct that constitutes: (i) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful distributions to shareholders; and (iv) receipt of an improper personal benefit. In addition, the Code provides that with shareholder approval, a Georgia corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the corporation without regard to the limitations set forth in the Code. However, as is the case with respect to indemnification of officers, the Code does not permit a corporation to indemnify a director for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subject to injunctive relief in favor of the corporation for (i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) liability arising from unlawful distributions to shareholders of the corporation; or (iv) any transaction in which the director received an improper personal benefit.

INDEMNIFICATION APPROVED BY BOARD OF DIRECTORS

     Corporations often provide the maximum indemnification allowable in order to encourage qualified individuals to join and remain on their boards of directors. On December 11, 1996, the Board of Directors of the Company approved amendments to the indemnification provisions contained in Article VI of the Company's bylaws to the extent necessary to effectuate the changes required by the revisions to the Code and to provide the maximum indemnification of directors that the Code permits boards of directors to authorize. As adopted, new Article VI, Section 2 of the Company's bylaws provides that the Company shall indemnify and hold harmless any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, against expenses (including attorneys' fees and disbursements) and any other amounts, now or hereafter permitted by applicable law, actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit, if he acted in a manner that met the applicable standard described above. However, no indemnification will be made in respect of any claim, issue or matter as to which the director has been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit was brought or another court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Article VI,
Section 2 of the Company's bylaws, officers of the Company will be indemnified to the same extent as directors.

INDEMNIFICATION APPROVED BY SHAREHOLDERS

     The revised Code permits the bylaws of a corporation to provide for indemnification of a director made a party to a proceeding, including a derivative proceeding, without regard to the limitations of the Code if the bylaw provision authorizing indemnification is approved by the shareholders by a majority of the votes to be cast, excluding the votes of any interested directors. At its December 11, 1996 meeting, the Board determined that it is in the Company's best interest to provide directors and officers with the greatest protection permitted by the Code, and approved submission of the proposed bylaw amendment to the shareholders for their approval at the Annual Meeting, as required by the Code.


     The proposed amendment would indemnify directors for judgments against them in derivative actions; except that no indemnification will be made in respect of any claim, issue or matter as to which the director has been adjudged to be liable to the Company, unless the director has not been adjudged to be liable or subject to injunctive relief in favor of the Company (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions to shareholders; or (iv) for any transaction from which he received an improper personal benefit. However, in the event the foregoing conditions are not met, the director would be entitled to indemnification for expenses only, to the extent that a court determined that, despite the adjudication of liability but in view of all the circumstances of the case, the director was fairly and reasonably entitled to indemnification. Under the proposed amendment officers would be entitled to indemnification to the same extent as directors.

PURPOSE OF PROPOSED EXPANSION OF INDEMNIFICATION PROVISIONS

     The Company has proposed adoption of the expanded indemnification rights described above to make it easier to attract and retain qualified directors. To date the Company has not experienced any problems locating and retaining directors, partly because the Company has provided its directors with broad indemnification rights, as permitted under the Code.


     Section 14-2-856 of the Code requires that the proposed amendment to
Section 2 be approved by the Company's shareholders because these expanded rights are broader than the standard rights set forth in the Code. Because the proposed amendment expands the indemnification rights of directors, members of the Board may personally benefit from the proposed recommendation that the shareholders approve the amendment. However, as of the date of this Proxy Statement, the Company is not aware of any pending litigation or threatened litigation that could result in any director claiming indemnification under
Article VI, Section 2 of the bylaws. Also, the amendment to Section 2 has not been proposed in response to any specific resignation, threat of resignation, or refusal to serve by a director or potential director.


APPROVAL BY THE SHAREHOLDERS

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to Article VI, Section 2. If the shareholders do not approve the amendment, the directors and officers of the Company would continue to have indemnification rights pursuant to the bylaws, as amended and restated as of December 11, 1996, described above.


     The Board of Directors of the Company hereby submits to the Company's shareholders this proposal to approve the amendment of Article VI, Section 2 of the Company's bylaws. The full text of Article VI, Section 2 of the bylaws, indicating the proposed amendments, is included as Exhibit A to this Proxy Statement. The foregoing summary of certain provisions of Article VI, Section 2 of the bylaws does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of Article VI, Section 2 as set forth in Exhibit A hereto.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND ARTICLE VI, SECTION 2 OF THE BYLAWS OF THE COMPANY.


       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



     The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors of the Company for the fiscal year ending December 31, 1997 and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Deloitte & Touche LLP (or its predecessor) has served as independent auditors of the Company since 1969 and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.



     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                  SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
                         BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission and the Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required for those persons, to the Company's knowledge, during and with respect to the fiscal year ended December 31, 1996, all filing requirements applicable to its executive officers, directors, and beneficial owners of more than ten percent of the Company's Common Stock were complied with in a timely manner.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING


     Shareholder proposals and director nominations intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be submitted to the Company in accordance with the procedures set forth in Article II, Section 1 and
Article III, Section 2, respectively, of the Bylaws of the Company. The effect of these provisions is that shareholders must submit such proposals and nominations in writing to the Company on or before November 25, 1997 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 1998 Annual Meeting. All such proposals and nominations should be submitted on or before such date by certified mail, return receipt requested, to the Secretary of the Company at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328 (P.O. Box 105684, Atlanta, Georgia 30348).

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which properly may come before the Annual Meeting.

     However, if any other matter should be presented properly for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed proxy card(s) to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of the Company.

                                          By Order of the Board of Directors

                                          /s/ Dawn M. Gray
                                          DAWN M. GRAY
                                          Secretary

Atlanta, Georgia

March 25, 1997

                             ---------------------

     The Company's 1996 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                       EXHIBIT A

                           PROPOSED BYLAW AMENDMENTS

     Section 2. Authority to Indemnify; Derivative Actions. The company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact he is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, limited liability company, partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees and disbursements), JUDGMENTS and any other amounts now or hereafter permitted by applicable law actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit [IF HE ACTED IN A MANNER THAT MET THE STANDARD SET FORTH IN SECTION 1 OF THIS ARTICLE]; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the company, unless THE DIRECTOR OR OFFICER HAS NOT BEEN ADJUDGED LIABLE OR SUBJECT TO INJUNCTIVE RELIEF IN FAVOR OF THE COMPANY (I) FOR ANY APPROPRIATION, IN VIOLATION OF HIS DUTIES, OF ANY BUSINESS OPPORTUNITY OF THE COMPANY; (II) FOR ACTS OR OMISSIONS WHICH INVOLVE INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF LAW; (III) FOR THE TYPES OF LIABILITY SET FORTH IN CODE SECTION 14-2-832(1); OR (IV) FOR ANY TRANSACTION FROM WHICH HE RECEIVED AN IMPROPER PERSONAL BENEFIT AND IN THE EVENT THE FOREGOING CONDITIONS ARE NOT MET, THEN only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

---------------

(1) Liability for unlawful distributions to shareholders.

                                                                      APPENDIX

                        [FRONT OF PROXY CARD FORM #1]


                               REVOCABLE PROXY
                       AMERICAN BUSINESS PRODUCTS, INC.
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                   THE 1997 ANNUAL MEETING OF SHAREHOLDERS



       The undersigned hereby appoints W. Stell Huie and Robert W. Gundeck, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, April 23, 1997 at 11:00 a.m., Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.


1. The election as directors of the three nominees listed below to serve until the 2000 Annual Meeting of Shareholders or until their respective successors are elected and qualified.


        / / FOR ALL nominees listed below                 / / WITHHOLD AUTHORITY to vote for
            (except as marked to the contrary below.)         as nominees listed below.

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

       F. DUANE ACKERMAN, THOMAS F. KELLER AND DANIEL W. McGLAUGHLIN

2. Approval of Amendment to Company's Bylaws to provide expanded indemnification to directors and officers.

           / / For              / / Against              / / Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1997 fiscal year.

           / / For              / / Against              / / Abstain

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated on the reverse side)

                       AMERICAN BUSINESS PRODUCTS, INC.
Dear Shareholder:

Please take note of the important information enclosed with this proxy ballot. Your vote is very important and we would appreciate your taking a few minutes to review the 1996 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting.

Please read them carefully and decide how you would like to vote. Please mark the boxes on the attached voting instruction card to vote your shares. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

                                        Sincerely,


                                        Robert W. Gundeck
                                        President and Chief Executive Officer

                         [BACK OF PROXY CARD FORM #1]

(Continued from the other side)

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof by notifying the Secretary of the Company in writing at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card to the Secretary, or by appearing and voting in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date (March 4, 1997).


                                  Please mark, date and sign exactly
                                  as your name appears on the proxy
                                  card.  When shares are held jointly,
                                  both holders should sign.  When signing
                                  as attorney, executor, administrator,
                                  trustee, custodian or guardian, please
                                  give your full title.  If the holder is
                                  a corporation or partnership the full
                                  corporate or partnership name should
                                  be signed by a duly authorized officer.


                                  Date:____________________, 1997


                                  -----------------------------------
                                               Signature

                                  -----------------------------------
                                  Signature, if shares held jointly

                      [FRONT OF PROXY CARD - PLAN FORM]


                               REVOCABLE PROXY
                       AMERICAN BUSINESS PRODUCTS, INC.
           EMPLOYEE SAVINGS PLAN AND PROFIT SHARING RETIREMENT PLAN
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING
                               OF SHAREHOLDERS


    PURSUANT TO THE TERMS OF THE AMERICAN BUSINESS PRODUCTS, INC. EMPLOYEE SAVINGS PLAN (THE "SAVINGS PLAN") AND THE AMERICAN BUSINESS PRODUCTS, INC. PROFIT SHARING RETIREMENT PLAN (THE "PROFIT SHARING PLAN"), THE SHARES OF COMMON STOCK TO WHICH THIS PROXY CARD RELATES MAY NOT BE VOTED IN PERSON AT THE ANNUAL MEETING.


       The undersigned hereby appoints Robert G. Baker, Thomas R. Carmody, Henry Curtis VII and Robert W. Gundeck (as the Trustees of the Savings Plan and the Profit Sharing Plan), and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") attributable to the undersigned's account pursuant to the Savings Plan and/or Profit Sharing Plan which the undersigned is entitled to vote in connection with the 1997 Annual Meeting of Shareholders, to be held on Wednesday, April 23, 1997 at 11:00 a.m. Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.


1. The election as directors of the three nominees listed below to serve until the 2000 Annual Meeting of Shareholders or until their respective successors are elected and qualified.


        / / FOR ALL nominees listed below                 / / WITHHOLD AUTHORITY to vote for
            (except as marked to the contrary below.)         as nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

       F. DUANE ACKERMAN, THOMAS F. KELLER AND DANIEL W. McGLAUGHLIN

2. Approval of Amendment to Company's Bylaws to provide expanded indemnification to directors and officers.

           / / For              / / Against              / / Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1997 fiscal year.

           / / For              / / Against              / / Abstain

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated on the reverse side)

                       AMERICAN BUSINESS PRODUCTS, INC.

Dear Fellow Employee:

This proxy ballot represents shares of American Business Products, Inc. Common Stock, which are owned for your benefit through participation in the American Business Products, Inc. Profit Sharing Retirement Plan ("PSP"). If you invest through the American Business Products, Inc. Employee Savings Plan ("ESP"), it also includes shares of ABP Common Stock credited to your "ESP" account. As a participant in either or both of these plans, you have the right as a beneficial owner to direct the vote of the shares allocated to your account at the Annual Meeting of Shareholders, which will be held April 23, 1997.

Your vote, as a beneficial owner, is very important and we would appreciate your taking a few minutes to review the 1996 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting. Read them carefully and decide how you want to vote. Then mark the boxes on the attached voting instruction card instructing the Trustees how to vote shares allocated to your account. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

                                        Sincerely,


                                        Robert W. Gundeck
                                        President and Chief Executive Officer

                       [BACK OF PROXY CARD - PLAN FORM]

(Continued from the other side)

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED WITH REGARD TO THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN AND THE PROFIT SHARING PLAN AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment as Trustees of the Plans. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Trustees at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above or by submitting to the Trustee a duly executed and later dated proxy card.




                                  Please mark, date and sign exactly
                                  as your name appears on the proxy
                                  card.  When signing as attorney,
                                  executor, administrator, trustee,
                                  custodian or guardian, please give
                                  your full title.  If the holder is
                                  a corporation or partnership, the
                                  full corporate or partnership name should be signed by a duly authorized officer.


                                  Date:____________________1997

                                  -----------------------------------
                                               Signature